                                                                   EXHIBIT 10.11

                                      LEASE

         THIS LEASE is made as of the 16th day of January, 2002, by and between TECHNICAL PROPERTIES, L.L.C., a Michigan limited liability company, having its principal office at 39300 W. Twelve Mile Road, Suite 200, Farmington Hills, Michigan 48331, as lessor ("Landlord"), and ASSET ACCEPTANCE CORP., a Nevada corporation, having its principal office at 6985 Miller Road, Warren, MI 48092, as lessee ("Tenant"), who agree as follows:

                                    SECTION 1

                                  THE PREMISES

         1.01 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, hereby leases to Tenant the real property (the "Land") located in the City of Warren, County of Macomb, and State of Michigan, described in Exhibit "A" attached hereto and made an integral part of this Lease, together with the 25,200 square foot building and the other improvements on the Land (the "Improvements"). The Land and the Improvements collectively will constitute and be referred to in this Lease as the Premises.

                                    SECTION 2

                       LANDLORD'S REPAIRS AND IMPROVEMENTS

         2.01 Landlord shall perform the repairs and construct the improvements listed on the attached Exhibit "B" ("Landlord's Repairs and Improvements") in a good and workmanlike manner and in full compliance with all applicable laws. Landlord's Repairs and Improvements which are to be done on the interior of the building, and item no. 1 on the attached Exhibit B pertaining to the pipe below the parking lot (the "Pre-Commencement Repairs and Improvements"), will be substantially completed by February 1, 2002 (the "Scheduled Completion Date") provided the Lease is signed by Tenant no later than January 15, 2002.

         2.02 The Scheduled Completion Date represents the date Landlord estimates that the Pre-Commencement Repairs and Improvements listed on Exhibit B will be completed and the Premises will be ready for occupancy. Landlord shall tender possession to Tenant on the Scheduled Completion Date. If, in good faith, Landlord is delayed or hindered in construction by Force Majeure Events, as defined in Section 29.01, or as a result of requests by or acts of Tenant (collectively an "Excusable Event"), the Scheduled Completion Date shall be extended for the period of delay caused by the Excusable Event, and Landlord shall have no liability for damages for a delay caused by an Excusable Event. Landlord and Tenant acknowledge that the Landlord's Repairs and Improvements on Exhibit B which are not Pre-Commencement Repairs and Improvements are outdoor Repairs and Improvements (the "Outdoor Repairs") which may not be completed prior to the Commencement Date of the Lease if there is inclement weather. Landlord will endeavor to complete the Outdoor Repairs as soon as reasonably possible during the Spring of 2002. The Premises will not be considered unready or incomplete if only minor or unsubstantial details of construction, decoration or mechanical adjustments remain to be done within the Improvements, or if the Outdoor Repairs are not completed, or if the delay in the availability of the Premises for Tenant's occupancy is caused in whole or in part by Tenant.

         2.03 Tenant shall be given an opportunity by Landlord to inspect Landlord's Repairs and Improvements prior to the Commencement Date. At such time, Tenant may create a "punch list" of Landlord's Repair and Improvement items which remain to be completed or corrected, in Tenant's reasonable judgment. Tenant's punch list shall include only those items listed on Exhibit B attached which remain to be completed or corrected. All punch list items for which Landlord is responsible shall be completed or corrected by Landlord promptly after Tenant's inspection.

                                    SECTION 3

                                    THE TERM

         3.01 The original term (the "Term") of this Lease will commence (the "Commencement Date") on the Scheduled Completion Date, which is projected to be February 1, 2002. Unless sooner terminated or extended in accordance with the terms hereof, the Lease will terminate on August 31, 2004.

         3.02 By occupying the Premises, Tenant will be deemed to have accepted the Premises and acknowledged that they are in the condition called for in this Lease, subject only to the "punch list" items identified by Tenant by written notice delivered to Landlord under Section 2.03 above.

         3.03 Tenant covenants and agrees that on the Commencement Date Tenant shall use, occupy and take possession of the Premises in accordance with the provisions of this Lease.

                                    SECTION 4

                         THE BASE RENT; OPTION TO RENEW

         4.01 Tenant agrees to pay to Landlord, as net rent for the Term of this Lease, as follows:

         (a) From the Commencement Date through the end of the twelfth (12th) month, the net rent shall be $17,850.00 per month.

         (b) From the thirteenth (13th) through the end of the twenty-fourth
         (24th) month, the net rent shall be $18,375.00 per month.

         (c) From the twenty-fifth (25th) through the end of the thirty-first
         (31st) month, the net rent shall be $18,900.00 per month.

         4.02 Each monthly installment of rental will be paid in advance, without any setoffs or deductions, on the first day of each and every calendar month (the "Rent Day") during the Term, at the office of the Landlord at the address first shown above, or at such other place as Landlord from time to time may designate in writing. In the event the Commencement Date is other than the first day of a calendar month, the rental for the partial first calendar month of the Term will be prorated on a daily basis based on a thirty (30) day month and will be paid in addition to the net minimum rent provided in Section 4.01 above. Net rent for such partial calendar month and for the first full calendar month of the Lease shall be paid on the Commencement Date.

         4.03 Landlord and Tenant acknowledge and agree that the net rental due hereunder together with any adjustments thereto made during the term of this Lease shall be net of all costs, expenses, taxes (real and personal), assessments, management fees and charges of every kind and nature whatsoever relating to the ownership, occupancy or use of the Premises so that the rental together with any such adjustments constitute the minimum income realized by Landlord from the Premises. Tenant will indemnify and hold harmless Landlord from and against such costs, expenses and charges.

         4.04 Provided that (i) Tenant shall not then be in default under any of the terms and conditions of this Lease, and (ii) this Lease is then in full force and effect, Tenant shall have the right to extend the Term of this Lease for one (1) additional successive period of five (5) years (the "Option Term") commencing September 1, 2004, provided that Tenant shall deliver to Landlord written notice of its election to extend the Term of this Lease at least six (6) months prior to the expiration date of the Term of this Lease. Except as expressly otherwise provided herein, all the covenants, agreements, terms and conditions contained herein shall remain in full force and effect during the Option Term.

         The net annual rental during the Option Term shall be the following amounts:

Option Months      Net Monthly Rental
-------------      ------------------
   32-43              $18,900.00
   44-55              $19,425.00
   56-67              $19,950.00
   68-79              $20,475.00
   80-91              $21,000.00

                                    SECTION 5

                            LATE CHARGES AND INTEREST

         5.01 Any rent or other sums, if any, payable by Tenant to Landlord under this Lease which are not paid within five (5) business days after they are due, and any rent or other sums received and accepted by Landlord more than five
(5) business days after they are
due, will be subject to a late charge of five (5%) percent of the amount due. Such late charges will be due and payable as additional rent on or before the next Rent Day.

         5.02 Any rent, late charges or other sums payable by Tenant to Landlord under this Lease not paid within ten (10) business days after the same are due will bear interest at a per annum rate equal to fifteen (15%) percent or if lower, the highest rate permitted by law. Such interest will be due and payable as additional rent on or before the next Rent Day, and will accrue from the date that such rent, late charges or other sums are payable under the provisions of this Lease until actually paid by Tenant, provided that Tenant shall receive an offset against such interest in the amount of any late fee paid by Tenant under
Section 5.01 with respect to said late payment.

         5.03 Any default in the payment of rent, late charges or other sums will not be considered cured unless and until the late charges and interest due hereunder are paid by Tenant to Landlord. If Tenant defaults in paying such late charges and/or interest, Landlord will have the same remedies as on default in the payment of rent. The obligation hereunder to pay late charges and interest will exist in addition to, and not in the place of, the other default provisions of this Lease.

                                    SECTION 6

                        TAXES, ASSESSMENTS AND UTILITIES

         6.01 Tenant agrees to pay, at least thirty (30) days before they become delinquent, as additional rent for the Premises all Real Estate Taxes (as hereinafter defined) which may be levied, assessed or imposed on the Premises or any part thereof, or on any building or improvements at any time situated thereon, during or pertaining to the Term of this Lease, and Tenant shall provide Landlord with receipts evidencing payment of the Real Estate Taxes at least ten (10) days before such Real Estate Taxes become delinquent. Real Estate Taxes for the first year of the Term and the last year of the Term of this Lease will be prorated between Landlord and Tenant so that Tenant will be responsible for any such Real Estate Taxes attributable to the period during which Tenant is entitled to possession of the Premises. At the end of the Lease Term, provided Tenant is not then in default under the Lease, Landlord will reimburse Tenant for any Real Estate Taxes paid by Tenant for the time period after the end of the Lease Term. The so-called "due date" method of proration will be used (as if Public Act 80 of 1994 were never enacted), it being presumed that Real Estate Taxes are payable in advance. For example, if Real Estate Taxes were due and payable on July 1, 2001 and December 1, 2001, and the Commencement Date is February 1, 2002, then Tenant shall reimburse Landlord on the Commencement Date for Tenant's pro rata share of Real Estate Taxes for that period from February 1, 2002 to July 1, 2002, and for that period from February 1, 2002 to December 1, 2002. Tenant shall pay to Landlord its pro rata portion of the current Real Estate Taxes for the first year of this Lease on the Commencement Date. If at any time during the term hereof the Premises are not taxed by separate assessment, Tenant shall pay its pro rata share of the assessment of Real Estate Taxes that covers the Premises, computed based on the percentage that the total square footage of the improvements bears to the total square footage of all buildings and improvements, including the improvements, covered by the assessment of Real Estate Taxes which covers the improvements, reduced by that portion of such Real Estate Taxes attributable to land without buildings thereon, and Tenant shall pay its proportionate share of such Real Estate Taxes within ten (10) days after receipt of an invoice therefore from Landlord. If Tenant shall fail to timely pay the Real Estate Taxes as provided herein, Landlord may, at its option, pay such Real Estate Taxes, and any amount so paid by Landlord will be additional rental due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 5 hereof.

         6.02 Real Estate Taxes as used herein shall mean ad valorem real estate taxes, assessments (general, special, ordinary or extraordinary), sewer rents, taxes based upon the receipt of rent, rates and charges including, without limitation, the industrial facility tax which may be levied pursuant to the Plant Rehabilitation and Industrial Development Districts Act, being Sections
207.551 through 207.571 of the Michigan Compiled Laws, and any other federal, state or local charge (general, special, ordinary or extraordinary) which may now or hereafter be imposed, levied or assessed against the Premises in lieu of ad valorem real estate taxes or industrial facility tax. In the event the State of Michigan or any political subdivision thereof having taxing authority shall modify, repeal or abolish the ad valorem tax on real property, or impose a tax or assessment of any kind or nature upon, or against or with respect to the Premises or the rents payable by Tenant or on the income of the Landlord derived from the Premises, or with respect to the Landlord's ownership interest in the Premises, which tax is assessed or imposed by way of substitution for or in addition to all or any part of the Real Estate Taxes, then Tenant shall pay to Landlord a just and proportionate amount of Landlord's total tax obligation arising out of its ownership of the Premises; provided however, nothing herein contained shall impose an obligation on Tenant to pay general income tax liabilities of Landlord, except to the extent such income tax is being used to fund items presently or previously funded by ad valorem taxes and is so designated by the legislature of the State of Michigan.

         6.03 If Tenant shall fail at any time to timely pay the Real Estate Taxes or if Landlord, as mortgagor, is required to establish an escrow fund with its mortgagee for the payment of such Real Estate Taxes, Tenant shall, at Landlord's request, pay the Real Estate Taxes by depositing with Landlord on each Rent Day an amount equal to one-twelfth (1/12) of the estimated current Real Estate Taxes assessed, levied or imposed against the Premises or otherwise payable by Tenant hereunder or, if higher, the amount Landlord is required to pay each month to the said escrow fund. If the funds deposited with Landlord hereunder shall be insufficient to enable Landlord to pay the Real Estate Taxes in full on the due date thereof, Tenant shall, immediately upon demand by Landlord, deposit with Landlord such additional sums as may be required by Landlord to enable it to make such payment on or before the due date thereof. In the event the funds deposited with Landlord shall exceed the amount required for the payment of current Real Estate Taxes, the excess shall be credited by Landlord to the subsequent deposits required to be made by Tenant to pay future Real Estate Taxes. Tenant's obligation to pay the Real Estate Taxes shall be considered as additional sums payable hereunder subject to the terms of Section 5 hereof. Upon request, Landlord shall furnished Tenant with copies of bills for the Real Estate

Taxes assessed, levied or imposed against the Premises pursuant to which the amount payable by Tenant under this Section 6 shall be computed.

         6.04 Tenant shall be responsible for and pay before delinquent all municipal, county and state taxes assessed, levied or imposed during the term of this Lease, and all extensions thereof, upon the leasehold interest and all furniture, fixtures, machinery, equipment, apparatus, systems and all other personal property of any kind whatsoever owned by Landlord or Tenant and located at, placed in or used in connection with the Premises or the operation thereof.

         6.05 Tenant may contest the amount or validity of any imposition of Real Estate Taxes against the Premises or the personal property thereon by appropriate proceedings if Tenant notifies Landlord in writing at least thirty
(30) days prior to the date of filing such application to contest. However, Tenant shall continue to pay the installments due Landlord under Section 6.03 above. During such contest Tenant shall, and Landlord shall have a right to, pay such taxes as and when due unless the proceeding commenced by Tenant or Tenant's posting of a bond or other security shall operate to stay the collection of the Real Estate Taxes so contested. At Tenant's request, Landlord shall join in any such proceeding if it shall be required properly to contest the assessed value of the Premises or the Real Estate Taxes, and Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs and expenses incurred, if any, in participating in the proceeding to contest taxes applicable during the Lease Term. If Landlord incurs out-of-pocket costs and expenses to contest taxes applicable to a time period before or after the Lease Term, Tenant shall not be obligated to reimburse Landlord's out-of-pocket costs and expenses covering taxes due during any time period before or after the Lease Term. Landlord shall also have the right to contest taxes, and in such event, Tenant shall be responsible for all of Landlord's costs in contesting the taxes to the extent that the costs are less than or equal to the savings realized by contesting such taxes.

         6.06 Tenant agrees to pay all charges made against the Premises for gas, heat, electricity, sewer, water and all other utilities used upon or furnished to the Premises as and when due during the continuance of this Lease. At the end of the Lease Term, provided Tenant is not then in default under the Lease, Landlord will reimburse Tenant for any utilities paid by Tenant for the time period after the end of the Lease Term.

         6.07 Tenant agrees to pay as additional rent for the Premises all dues and assessments levied against or in regard to the Premises by any subdivision association existing or subsequently formed or such other person or entity who maintains or is responsible for maintaining the common areas within the complex, if any, in which the Premises are located, during or attributable to the Term of this Lease. Tenant will pay all such dues and assessments before they become delinquent. Such dues and assessments which relate to the first and last years of the Lease will be prorated between Landlord and Tenant so that Tenant will be responsible for any such dues and assessments attributable to the period during which Tenant has or is entitled to possession of the Premises.

                                    SECTION 7

                                 USE OF PREMISES

         7.01 The Premises during the continuance of this Lease will be used and occupied for offices and warehouse space and for no other purpose whatsoever without the prior written consent of Landlord. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purpose in violation of the laws of the United States, the laws, ordinances or other regulations of the State or municipality in which the Premises are located, or of any other lawful authorities, or any building and use restrictions, or restrictive covenants, now or hereafter affecting the Premises or any part thereof. Tenant shall not use the Premises so as to cause the cancellation of, or prevent the use of, the insurance policies required in this Lease. During the term hereof, Tenant will keep the Premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally will comply with all laws, ordinances, orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use thereof. All signs and advertising displayed in and about the Premises will be such only as to advertise the business carried on upon the Premises and Landlord will control the location, character and size thereof. No external signs will be displayed except as approved in writing by Landlord, and no awning will be installed or used on the exterior of the building unless approved in writing by Landlord. Any and all permitted signs shall be installed, maintained and removed by Tenant at Tenant's sole expense.

         7.02 Tenant shall not discharge, release, generate, treat, store, dispose of or deposit in, on or under the Premises, or permit to be discharged, released, generated, treated, stored, disposed of or deposited in, on or under the Premises, and during the term hereof the Premises shall be free of and will not be contaminated by any "toxic or hazardous substance", asbestos, urea formaldehyde insulation, PCB's, radioactive materials, flammable explosives or any other hazardous or contaminated substance (collectively "Hazardous Materials") prohibited, limited or regulated under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or under any other applicable federal, state or local statutes, regulations or ordinances (collectively the "Environmental Laws"), and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, fines, penalties, costs and expenses (including attorney fees) incurred by Landlord relating to or arising as a result of Tenant's breach of this representation and warranty, including, without limitation, clean-up costs and future response costs under CERCLA or other environmental laws, and such obligations shall survive termination of this Lease. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits, licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant shall at all times comply with such permits, licenses, approvals, notifications and registrations.

         7.03 Within thirty (30) days of the Commencement Date and, thereafter upon the reasonable request of Landlord or its lender from time to time, but not more frequently than once every twelve months unless required of any of the parties by any applicable law or governmental authority, Tenant shall furnish Landlord a list of all Hazardous Materials used or stored on the Premises. Tenant further agrees to keep Landlord reasonably informed of any investigations by regulatory agencies of hazardous materials on the Premises. Landlord shall have the right, but not the obligation, to enter the Premises at reasonable times, after prior written notice to Tenant, to inspect the Premises for Tenant's compliance with Environmental Laws if in Landlord's sole discretion there exists reasonable cause to inspect.

                                    SECTION 8

                                    INSURANCE

         8.01 Tenant, at its sole expense, will obtain and maintain at all times until termination of this Lease and the surrender of the Premises to Landlord, policies of insurance covering the Premises and providing the insurance protection to Landlord and the Premises described in this Section 8.

         8.02 Tenant shall, during the Term of this Lease, maintain in full force and effect policies of Commercial General Liability insurance providing coverage for the operation of the premises, including the parking areas and the ways and means adjacent thereto, with policy limits of not less than $7,000,000 per occurrence exclusive of defense costs. All policies maintained pursuant to this paragraph 8.02 shall be written on an occurrence basis and shall name Landlord (and its lender, if any) as an additional insured.

         8.03 Tenant shall obtain and maintain policies of worker's compensation and employer's liability insurance which shall provide for statutory worker's compensation benefits and employer's liability limits of not less than $500,000 (or statutory limits, whichever is greater) per occurrence.

         8.04 Tenant shall obtain and maintain during the term hereof insurance covering the Improvements on the Premises to their full replacement value without deduction for depreciation. All insurance policies required pursuant to this paragraph 8.04 shall be written on a so-called "all risk" form and shall be carried in sufficient amount so as to avoid the imposition of any co-insurance penalty in the event of a loss, and shall not provide for a deductible in excess of $1,000.00. Such insurance policies shall also include flood insurance if the Premises is located in a flood hazard area, as well as boiler and machinery insurance and loss of rents insurance coverage in an amount equal to the sum of all rentals and other charges, including Real Estate Taxes, that Tenant shall be required to pay to or on behalf of Landlord during the twelve (12) month period next succeeding the effective date of such policy and providing that such loss of rentals and other charges shall be payable for a period of twelve (12) months from the date of any loss or casualty. All such policies of insurance shall be further endorsed to name Landlord as an additional named insured and provide a mortgagee clause in favor of Landlord's mortgagee, if any. The policies shall further provide that all claims for damages to the Premises or the Improvements shall be negotiated and adjusted directly with Landlord and that Landlord and its mortgagee shall be the sole loss payees for any loss with respect to the Premises and the Improvements.

         8.05 All insurance policies which Tenant shall be required to maintain pursuant to this Section 8 shall, in addition to any of the foregoing: be written by insurers which have an A.M. Best & Company rating of A+ 15 or better and who are authorized to write such business in the State of Michigan; name Landlord and its mortgagee as additional named insureds; be endorsed to provide that they shall not be canceled for any reason, materially changed, or reduced in the amounts of insurance, except on 30 days prior written notice to Landlord and its mortgagee; and provide coverage to Landlord and its mortgagee whether or not the event or occurrence giving rise to the claim is alleged to have been caused in whole or in part by the acts or negligence of the Landlord or its mortgagee. A certificate of insurance, or such other evidence of the insurance coverages required by this Lease as is required by and acceptable to Landlord and its mortgagee, will be delivered by Tenant to Landlord prior to the effective date thereof, together with receipts evidencing payment of the premiums therefor. Tenant will deliver certificates of renewal for such policies to Landlord not less than 30 days prior to the expiration dates thereof. Insurance provided by Tenant under this Section 8 may be in the form of a blanket insurance policy covering the properties as well as the Premises; provided, however that: (i) with respect to any property insurance issued on a blanket basis, the per location or per occurrence limit of coverage shall not be less than the full replacement cost of the Improvements on the Premises plus the value of any property of Tenant on the Premises and insured under such policy without deduction for depreciation, and (ii) with respect to liability insurance that the overall annual aggregate limit of liability applicable to the Premises is not less than $7,000,000.

         8.06 If Tenant fails to provide all or any of the insurance required by this Section 8 or subsequently fails to maintain such insurance in accordance with the requirements thereof, Landlord may (but will not be required to) procure or renew such insurance to protect its own interests only, and any amounts paid by Landlord for such insurance will be additional rent due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 5 hereof. Landlord and Tenant agree that no insurance acquired by Landlord pursuant hereto shall cover any interest or liability of Tenant.

         8.07 If Tenant shall fail at any time to maintain and timely pay the premiums for the insurance required hereunder or if Landlord, as mortgagor, is required to establish an escrow fund with its mortgagee for the payment of such insurance premiums, Tenant shall, at Landlord's request and for the remaining Term hereof, pay the insurance premiums by depositing with Landlord on each Rent Day an amount equal to one-twelfth (1/12) of the estimated cost of the insurance premiums or, if higher, the amount Landlord is required to pay each month to the said escrow fund. If the funds deposited are insufficient to enable Landlord to pay the insurance premiums as and when due, upon demand Tenant shall deposit with Landlord such additional funds as may be required to pay such premiums, and any excess payments of Tenant will be credited by Landlord to the subsequent deposits for insurance premiums required hereunder. Tenant acknowledges that the payment of the premiums is Tenant's responsibility, and Landlord will not be required to have paid the premiums prior to payment therefor by Tenant.

         8.08 Landlord may at any time, but not more than once in any twelve
(12) month period, request a review of insurance coverages and limits of liability set forth in this Section to determine whether the coverages and limits are reasonable and adequate in the then existing circumstances. In its review, Landlord shall consider the requirements of this Section, the cost of insurance to be obtained, inflation, changes in condition, the requirements of Landlord's Mortgagee, and the insurance then being carried by similar industrial use developments in the area of the Premises. If after such review, in Landlord's reasonable judgment, the coverages and/or limits require adjustment, Tenant agrees to adjust such coverages and/or limits accordingly.

                                    SECTION 9

                        DAMAGE BY FIRE OR OTHER CASUALTY

         9.01 Subject to the other provisions of this Section 9, if, during the Term of this Lease, the Improvements shall be damaged or destroyed in whole or in part by fire or other casualty with respect to which Tenant is required to provide insurance pursuant to Section 8 of this Lease, provided there has been no Event of Default by Tenant under the Lease which has not been cured within any applicable cure period, Landlord shall, with reasonable dispatch and at Landlord's expense, cause the Improvements to be repaired and restored to their condition existing immediately prior to such damage or destruction; provided, however, that: (a) if any such casualty is not covered by insurance, Landlord shall have no obligation to repair the damaged Improvements, but may elect to do so by notifying Tenant in writing within 30 days of the date of such casualty of its intention to so repair, and (b) if Tenant has committed and Event of Default which has not been cured within any applicable cure period, Landlord shall have the right, but not the obligation, to repair the damaged Improvements, at Landlord's sole option. In the event Landlord does not elect to repair such uninsured casualty damage, this Lease shall automatically terminate unless the Landlord and Tenant agree otherwise.

         9.02 Landlord shall be entitled to receive the proceeds of any insurance covering the Premises. If the proceeds of such insurance are inadequate for purposes of repairing or restoring the Improvements to the condition required pursuant to Section 9.01, Tenant promptly shall pay to Landlord, upon demand, the amount of any such deficiency (provided Tenant shall not be obligated with respect to any deficiency applicable to the Improvements prior to the Commencement Date). Notwithstanding the foregoing, if Landlord's mortgagee, if any, is entitled to apply and does in fact apply all or any portion of the proceeds of such insurance to any loan of Landlord secured by a mortgage on the Premises, Tenant shall not be required to pay to Landlord the amount of the insurance proceeds so applied by Landlord's mortgagee to such loan.

         9.03 If the damage or destruction occurs during the last year of the Lease Term and the period of time estimated by Landlord in good faith to be necessary to accomplish such repairs or restoration shall exceed sixty (60) days, Landlord and Tenant shall each have the right, exercisable upon written notice to the other, to terminate this Lease. Such termination shall be effective thirty (30) days from the date of such notice.

         9.04 Tenant shall give immediate notice to Landlord in case of fire to or accident at the Premises. If Landlord repairs or restores the Improvements as provided in Subsection 9.01 above, Tenant shall promptly repair or replace the leasehold improvements in a manner and to a condition equal to that existing prior to the occurrence of such damage or destruction.

         9.05 If the casualty, repairing or rebuilding of the Improvements pursuant to this Section 9 shall render the Premises untenantable, in whole or in part, a proportionate abatement (based on square footage of the Building rendered untenantable and vacated by Tenant) of the rent due hereunder shall be allowed from the date when the damage occurred until the date Landlord substantially completes the repairs on the improvements or, in the event this Lease is terminated as provided herein, until the date of termination, but in any event, only if and to the extent such abatement of rent is otherwise covered by rental interruption insurance.

         9.06 Without limiting any of Tenant's other obligations or liabilities to Landlord under this Lease or otherwise, Tenant shall be liable to Landlord for damage to the Premises caused by the acts or omissions of Tenant, or otherwise arising out of Tenant's operations and use of the Premises, to the extent such damage is not covered by insurance.

         9.07 Notwithstanding anything in this Lease to the contrary, any casualty to the Improvements which occurs prior to the Commencement Date shall be deemed an Excusable Event with respect to the construction of the Landlord's Repairs and Improvements.

                                   SECTION 10

                                    REPAIRS

         10.01 Upon written notice from Tenant, Landlord will, during the term of the Lease, promptly repair or replace the following items in the Premises if and as necessary:

         (a)      Roof;

         (b)      Exterior walls; and

         (c) HVAC; provided Tenant undertakes routine maintenance of the HVAC system using reputable, experienced, commercial contractors and the repair or replacement requires an expenditure in excess of $350.00 per occurrence.

In the event Landlord incurs costs in excess of $350.00 for repairs or replacements of the HVAC pursuant to its obligation set forth herein, Tenant shall be responsible for the first

$350.00 of the repair or replacement cost, and Landlord shall be responsible for the remaining cost. Tenant's $350.00 portion of the repair or replacement cost for the HVAC shall be paid by Tenant to Landlord no later than thirty (30) days after Tenant has received an invoice therefor accompanied by reasonable supporting data detailing the basis for the charge.

If any repair or replacement to the above items are necessitated by damage done by Tenant or its employees, agents or contractors, or if a repair or replacement is required to the HVAC as a result of Tenant not undertaking routine maintenance of the HVAC system using reputable, experienced, commercial contractors, the repair or replacement shall be undertaken by Landlord upon written notice from Tenant, and the cost of the repair or replacement shall be Tenant's sole responsibility. Tenant shall reimburse Landlord for the repair or replacement cost no later than thirty (30) days after Tenant has received invoices therefor accompanied by reasonable supporting data detailing the basis for the charges.

Any amounts not paid timely by Tenant will be additional rent due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 5 hereof.

         10.02 Tenant covenants and agrees that it will, at its own expense, during the term of this Lease, keep and maintain the remainder of the Premises and every part thereof including without limitation, the items listed on the attached Exhibit B after Landlord has completed Landlord's Improvements and Repairs to such items; routine maintenance of the HVAC system; repairs or replacements to the HVAC which do not exceed $350.00 per occurrence; the interior of all walls, the doors, door frames, the window glass, casings, window frames, windows (including all appliances, window appurtenances and attachments thereto); all plate glass; the electrical, plumbing; and other mechanical systems and equipment and appurtenances thereto, in good order, condition and repair. Tenant further shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Michigan, all directions, rules and regulations of any health officer, fire marshall, building inspector, or other proper officials of any governmental agencies having jurisdiction over the Premises, and the reasonable and customary requirements of Landlord's mortgagee, all at its full cost and expense. The maintenance and repair of the Premises shall also include, but shall not be limited to, cleaning, weed cutting and removal, ice, snow, water and rubbish clearance, security of the Premises and upkeep of walkways, landscaping, parking facilities, driveways, drainage facilities and lighting facilities. At the expiration of the Lease Term, Tenant shall yield and deliver the Premises to Landlord in the like condition as when it was taken, except for reasonable use and wear, damage by casualty and condemnation, and will, at its own cost and expense, repair or pay the cost of restoration with respect to any damage to the Premises arising from the removal of any trade fixtures or similar items. Tenant shall have no rights of removal as to property affixed or otherwise placed on or in the building on the Premises by or at the expenses of Landlord, its predecessors, successors or assigns.

         10.03 In the event Tenant refuses, neglects or fails to commence and complete any repairs to the Premises or maintain the Premises as provided herein, Landlord may, at its sole option, after written notice to Tenant and Tenant's failure to cure the default within ten

(10) days thereafter (except in case of an emergency, in which event no such notice shall be required), enter onto the Premises and make and complete such repairs or perform such maintenance and shall not be responsible to Tenant for any loss or damage that may be incurred by Tenant by reason thereof, nor shall such entry by Landlord be considered a trespass. All sums expended by Landlord to make such repairs or maintenance shall be additional rent due and payable on the next Rent Day, together with late charges and interest as provided in
Section 5 hereof.

         10.04 Tenant shall make no renovations, alterations, additions or improvements to the Premises without the prior written consent of Landlord and, if applicable, Landlord's mortgagee. Landlord's consent shall not be unreasonably withheld or delayed if such proposed renovations, alterations, additions or improvements only affect the interior of the Improvements and do not affect the foundation, walls (interior or exterior) and roof of the Improvements. All plans and specifications for such renovations, alterations, additions or improvements shall be approved by Landlord, prior to commencement of any work. All renovations, alterations, additions or improvements made by Tenant upon the Premises, except for movable office furniture and trade fixtures put in at the expense of Tenant, shall be the property of Landlord, and shall be surrendered with the Premises at the termination of this Lease, without molestation or injury. If Landlord so requires, Tenant shall remove any or all such alterations as Landlord designates at termination and shall repair any damage to the Premises caused thereby. If Tenant seeks Landlord's consent to such alterations and such consent is granted, Landlord shall notify Tenant, no later than the time such consent is granted, whether Landlord requires such alterations to be removed upon termination of this Lease.

         10.05 Tenant agrees that all renovations, alterations, additions and improvements made by it pursuant to Section 10.04, notwithstanding Landlord's approval thereof, shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction, that materials of a similar kind, size and quality as those currently on the Premises shall be employed therein, that the structure of the Improvements shall not be impaired thereby, that the said work shall be carried out and completed in an orderly, clean and safe manner, and that Tenant will maintain customary insurance coverage while the work is being performed with Landlord named as an additional insured.

         10.06 Tenant shall obtain all necessary governmental permits before making any renovations, improvements, alterations or additions to the Premises pursuant to Sections 10.04 or 10.05 hereof. Landlord agrees to cooperate with Tenant in obtaining such permits; provided however, Landlord shall have no obligation to pay any fees or charges for building permits or the like which Tenant is required to obtain from such governmental agencies or authorities.

                                   SECTION 11

                                      LIENS

         11.01 Tenant will keep the Premises free of liens of any sort and will hold Landlord harmless from any liens which may be placed on the Premises except those attributable to the acts of Landlord. In the event a construction or other lien shall be filed against the Improvements, the Premises or Tenant's interest therein as a result of any work undertaken by Tenant, or as a result of any repairs or alterations made by Tenant, or any other act of Tenant, Tenant shall, within ten (10) business days after receiving notice of such lien, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a bond (as provided by statute) as security for the discharge of such lien, or post other reasonable security therefor. In the event Tenant shall fail to discharge such lien, or post other reasonable security therefor, Landlord shall have the right after written notice to Tenant and Tenant's failure to cure such default within ten (10 ) days thereafter, to procure such discharge by filing such bond, and Tenant shall pay the cost of such bond to Landlord as additional rent upon the next Rent Day in accordance with Section 5 hereof.

                                   SECTION 12

                                 EMINENT DOMAIN

         12.01 (a) If the entire Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of: (i) the date title to the condemned real estate vests in the condemnor, or (ii) the date on which Tenant is deprived of possession of all of the Premises. In such event, the base rent and all additional rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to that date; all base rent, additional rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant; and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

                  (b) In the event of a taking of "Substantially All of the Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the taking, terminate this Lease. All base rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Premises" shall mean (i) so much of the Premises as, when taken, leaves the untaken portion unsuitable, in the reasonable opinion of Tenant and Landlord, for the continued feasible and economic operation of the Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein, or (ii) so much of the Premises that access to the Premises is materially impeded, as reasonably determined by Tenant and Landlord.

         12.02 If this Lease is not terminated following such condemnation or taking, Landlord, as soon as reasonably practicable after such condemnation or taking and the determination and payment of Landlord's award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Landlord and released by

Landlord's mortgagee, if any, in restoring, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the Improvements as was originally constructed by Landlord to an architectural unit as nearly like its condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Improvements, in the reasonable estimate of Landlord, Landlord or Tenant may, but shall have no obligation to, supply the amount of such insufficiency and if so supplied, Landlord shall restore the Improvements to such architectural unit, with all reasonable diligence, or, if not so supplied, either Landlord or Tenant may terminate this Lease by giving notice to the other not later than a reasonable time after Landlord has determined the estimated net amount which may be awarded to Landlord and the estimated cost of such restoration.

         12.03 If this Lease is not terminated pursuant to Section 12.01, the base rent payable by Tenant shall be reduced in proportion to the reduction in net useable area of the Building by reason of the condemnation or taking. If this Lease is terminated pursuant to Section 12.01, the base rent and other charges which are the obligation of Tenant hereunder shall be apportioned and prorated accordingly as of the date of termination.

         12.04 The whole of any award or compensation for any portion of the Premises taken, condemned or conveyed in lieu of taking or condemnation, including the value of Tenant's leasehold interest under the Lease, shall be solely the property of and payable to Landlord. Nothing herein contained shall be deemed to preclude Tenant from seeking, at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Tenant in the Premises or moving expenses, provided Landlord's award is not diminished thereby.

                                   SECTION 13

                            ASSIGNMENT OR SUBLETTING

         13.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the prior written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without Landlord's consent, or if required, the consent of Landlord's lender. Landlord's consent shall not be unreasonably withheld or delayed. In no event may Tenant assign, sublet or otherwise transfer this Lease or any interest in this Lease at any time while in default hereunder. One such consent by Landlord will not be deemed a consent to any subsequent assignment, subletting, occupation or use by any other person. Neither the consent to any assignment or subletting nor the acceptance of rent from an assignee, subtenant or occupancy will constitute a release of Tenant from the further performance of the obligations of the Tenant contained in this Lease.

         13.02 Notwithstanding the above, Tenant may assign or sublet this Lease with prior written notice and a copy of such assignment or sublease to Landlord, but without Landlord's prior written consent, to Tenant's parent, subsidiary, successor, or affiliated corporation, or any corporation or entity which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Tenant, provided the parent, subsidiary, successor, affiliated corporation, or entity which acquires the assets or shares of Tenant is at least as economically viable as Tenant and that there is no material change in the use of the Premises without Landlord's prior written consent.

         13.03 In the event of any assignment or sublease of all or any portion of the Premises to a non-affiliated entity where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or pro-rata portion of the rental, as the case may be, for such space reserved in this Lease, Tenant agrees to pay Landlord monthly, as additional rent, on the Rent Day, the excess of the rental or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space.

         13.04 Landlord shall have the right to assign this Lease at any time.

                                   SECTION 14

                             INSPECTION OF PREMISES

         14.01 Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times during business hours for the purpose of inspecting the same. Landlord shall provide Tenant with reasonable advance notice of Landlord's entry onto the Premises, unless Landlord's entry is necessitated by an emergency on the Premises, in which case Landlord shall not be required to give advance notice.

         14.02 If, after inspection, Landlord deems any repairs which are Tenant's obligation to make, necessary to protect the structure of the Improvements, for the health and safety of all persons using the Premises, or required pursuant to Tenant's obligations hereunder, Landlord may demand that Tenant make the repairs. If Tenant refuses or neglects to commence such repairs within ten (10) business days of such demand or if Tenant fails to complete the repairs within a reasonable time thereafter, Landlord may make or cause to be made such repairs. The cost of any repairs so made by Landlord shall be deemed additional rent payable on the later of ten (10) days or the next Rent Day in accordance with Section 5 hereof. If any such repairs are made by Landlord, then Landlord shall not be responsible to Tenant for any loss or damage that may occur to Tenant while completing such repairs, except for damage due to Landlord's gross negligence or willful acts or the gross negligence or willful acts of its agents.

                                   SECTION 15

                             FIXTURES AND EQUIPMENT

         15.01 All fixtures and equipment paid for by Landlord and all fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time but which are so incorporated and affixed to the Improvements that their removal would involve damage or structural change to the Improvements, will be and remain the property of Landlord.

         15.02 All tenant furnishings, office equipment and tenant fixtures (other than those specified in Section 15.01), which are paid for and placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) will remain the property of Tenant.

                                   SECTION 16

                                NOTICE OR DEMANDS

         16.01 All bills, notices, statements, communications, or demands (collectively, "notices or demands") upon Landlord or Tenant desired or required to be given under any of the provisions hereof must be in writing. Any such notices or demands from Landlord to Tenant will be deemed to have been duly and sufficiently given if a copy thereof has been personally delivered, mailed by United States certified mail, returned receipt requested, postage prepaid, sent via telecopier, or sent via overnight courier service to Tenant at the address or fax number of the Premises or at such other address or fax number as Tenant may have last furnished in writing to the Landlord for such purpose. Any such notices or demands from Tenant to Landlord will be deemed to have been duly and sufficiently given if delivered to Landlord in the same manner as provided above at the address set forth at the heading of this Lease or at the address last furnished by written notice from the Landlord to Tenant, or if a receipt generated by the sender's telecopier showing that the communication was sent to the appropriate number on a specified date is presented to Landlord. The effective date of such notice or demand will be deemed to be the time when personally delivered, mailed, faxed or sent via overnight courier as herein provided.

                                   SECTION 17

                          BREACH; INSOLVENCY; RE-ENTRY

         17.01 Each of the following shall constitute an Event of Default under this Lease or any extensions or renewals under this Lease: (i) Tenant's failure to pay rent or any other charges payable hereunder when due, if such failure continues for more than seven (7) days after written notice from Landlord; (ii) Tenant's failure to pay rent or any other charges payable hereunder timely more than three (3) times in any twelve (12) month period, notwithstanding that such payments have been made within the applicable cure period; (iii) Tenant's failure to perform any of the non-monetary terms, conditions or covenants of this Lease to be observed or performed by Tenant if such failure continues for more than thirty (30) days after written notice from Landlord unless, with respect to a failure which Tenant is able to cure but which cannot be cured within said thirty (30) day period, within the thirty (30) day period Tenant has begun to pursue performance and continues to diligently pursue performance of any such term, condition or covenant so as to cure such default within a reasonable time after such notice; (iv) if Tenant is named as the debtor in any bankruptcy proceeding, or similar debtor proceeding, and the bankruptcy proceeding, or similar debtor proceeding, and any such proceeding, if involuntary, is not dismissed or set aside within sixty (60) days from the date thereof; (v) if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditor; or (vi) if Tenant shall fail to take possession of the Premises on the Commencement Date (or within a reasonable time thereafter), or abandon the Premises, or vacate the Premises for a period of more than thirty (30) consecutive days, or suffer this Lease to be taken under any writ of execution.

         17.02 Upon the occurrence of an Event of Default, Landlord shall have the right to terminate the Lease and shall be entitled to possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. No agreement to accept a surrender of the Premises and no act or omission by Landlord shall constitute an acceptance of surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Any termination shall be immediately effective and Landlord shall be entitled to forthwith commence an action in summary proceedings to recover possession of the Premises. Tenant waives all notice in connection with such termination, including by way of illustration but not limitation notice of intent to terminate, demand for possession or payment, and notice of re-entry.

         17.03 No receipt of money by the Landlord from the Tenant after the termination of this Lease shall reinstate, continue or extend the Term, nor affect or waive any notice given by the Landlord to the Tenant prior to such receipt of money.

         17.04 Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including without limitation the cost of recovering the Premises, reasonable attorneys' fees, and damages equal to lost rent, all of which amount shall be immediately due and payable from Tenant to Landlord. Additionally, if Landlord has incurred any costs or expenditures to fit the Premises to the needs of Tenant, Tenant agrees to reimburse Landlord such costs and expenditures, including for purposes of illustration but not by way of limitation, expenditures for interior partitions, floor coverings, special paint, plaster or any counter, cabinet, shelving, paneling or other special work done at the request of Tenant and not previously paid for by Tenant, plus the estimated cost to Landlord of restoring the Premises to their original condition as of the Commencement Date except for normal wear and tear.

         17.05 Upon the occurrence of an Event of Default, Landlord may, as an alternative to terminating the Lease, serve a written demand for possession or payment of any sums due hereunder. Unless the rent is paid in accordance with the demand for possession or payment or such other Event of Default is cured within the grace period provided in Section 17.01, Landlord shall be entitled to possession of the Premises and Tenant shall have no further right to possession under the Lease. Tenant shall remain liable to Landlord for the payment of all rent and other charges which Tenant has agreed to pay under the Lease throughout the remainder of its Term. Should Landlord elect to re-enter, as herein provided, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, provided that, except as otherwise required by law, Landlord shall not be required to expend any funds to relet the Premises except as Landlord may elect in its sole discretion. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due from Tenant; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable. If such rentals and other sums received from such reletting during any month are insufficient to pay the rent and other charges due from Tenant, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

         17.06 The Landlord's rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other rights, remedies and benefits allowed by law.

         17.07 Except as provided in Section 17.06, the parties agree that they shall rely solely upon the terms of this Lease to govern their relationship. They further agree that reliance upon any representation, act or omission outside the terms of this Lease shall be deemed unreasonable, and shall not establish any rights or obligations on the part of either party.

         17.08 One or more waivers of any covenant, term, condition or provision of the Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, condition or provision, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed a waiver of Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant, term, condition or provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver (i) is in writing signed by Landlord, (ii) identifies the breach, and (iii) expressly states that it is a waiver of the identified breach.

         17.09 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and

Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy.

         17.10 Tenant acknowledges and agrees that its obligation to pay rent under this Lease is an independent covenant, and that such obligation to pay rent is not subject to setoff or recoupment in connection with any action or summary proceedings to recover possession of the Premises.

         17.11 Landlord and Tenant hereby waive trial by jury in connection with any action for summary proceedings to recover possession of realty. Further, Landlord and Tenant waive trial by jury in connection with any action arising out of or relating to the covenants, terms, conditions or provisions of this Lease, with the exception of actions for personal injury or property damage.

         17.12 In the event that either Landlord or Tenant is required to bring an action arising out of the covenants, terms, conditions or provisions of this Lease, or in the event Landlord undertakes an action for summary proceedings to recover possession of realty, the non-prevailing party agrees to pay the prevailing party such reasonable costs and attorneys' fees as the prevailing party may incur in connection with such action.

         17.13 Landlord and Tenant hereby represent that in the event an action for summary proceedings to recover possession of realty is commenced, the amount set forth in this Lease shall be deemed reasonable rent for the Premises.

                                   SECTION 18

                      SURRENDER OF PREMISES ON TERMINATION

         18.01 At the expiration (or earlier termination) of the Term hereof, Tenant will surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear excepted, and promptly upon surrender will deliver all keys for the Premises to Landlord at the place then fixed for the payment of rent. All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing from the Premises any property of Tenant left therein, shall be invoiced to Tenant and shall be payable as additional rental within ten (10) business days after receipt of invoice.

                                   SECTION 19

               PERFORMANCE BY LANDLORD OF THE COVENANTS OF TENANT

         19.01 If Tenant fails to pay any sum of money, other than rental, required to be paid hereunder or fails to perform any act on its part to be performed hereunder, including, without limitation, the performance of all covenants pertaining to the condition and repair of the Premises pursuant to
Section 10 above, and such failure shall not otherwise be cured within the time, if any, provided herein, Landlord may (but shall not be required to), and without waiving or releasing Tenant from any of Tenant's obligation, make any such payment or perform any such other act. All sums so paid or incurred by Landlord and all necessary incidental costs, including without limitation the cost of repair, maintenance or restoration of the Premises if so performed by or on behalf of Landlord hereunder, shall be deemed additional rental and, together with interest thereon computed at the rate set forth in Section 5 hereof from the date of payment by Landlord until the date of prepayment by Tenant to Landlord, shall be payable to Landlord within ten (10) business days after receipt of invoice by Tenant. On default in such payment, Landlord shall have the same remedies as on default in payment of rent. The rights and remedies granted to Landlord under this Section 19 shall be in addition to, and not in lieu of all other remedies, if any, available to Landlord under this Lease or otherwise, and nothing herein contained shall be construed to limit such other remedies of Landlord with respect to any matters covered herein.

                                   SECTION 20

                      SUBORDINATION; ESTOPPEL CERTIFICATES

         20.01 This Lease and the rights of Tenant hereunder shall automatically and without further action by Landlord or Tenant be subject and subordinate at all times to the lien of any mortgage or mortgages now or hereinafter placed upon Landlord's interest in the Premises and on the Land and Building of which the Premises are a part or upon any building hereafter placed upon the Land of which the Premises form a part; subject to the agreement of the mortgagee that in the event of foreclosure or the assertion of any other rights under the mortgage, this Lease and the rights of Tenant hereunder shall continue in effect and shall not be terminated or disturbed so long as Tenant continues to perform and is not in default under this Lease. Tenant covenants and agrees to execute and deliver, within five (5) business days after requested by Landlord, such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgagees as shall be desired by the Landlord and any mortgagees or proposed mortgagees and if Tenant fails to execute and deliver the same within such five (5) business days period, Tenant hereby irrevocably appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of Tenant. In the event said mortgagee(s) shall not accept any instrument or instruments executed by Landlord pursuant to the power of attorney contained herein, Landlord, at its option, may declare Tenant's failure to execute and deliver said instruments a default in the performance of the Lease and may proceed to enforce any and all remedies accruing to Landlord upon a default by Tenant hereunder.

         20.02. In the event any proceedings are brought for foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage made by Landlord covering the Premises, Tenant hereby attorns to, and covenants and agrees to execute any instrument in writing reasonably satisfactory to the new owner, whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

         20.03 Tenant, within five (5) business days after request (at any time or times) by Landlord, will execute and deliver to Landlord, an estoppel certificate, in form acceptable to Landlord, certifying: (i) to the Commencement Date and expiration date of the Term; (ii) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modification; (iii) that Tenant does not claim that Landlord is in default in any way, or listing any such claimed default and that Tenant does not claim any rights of setoff, or listing such rights of setoff; (iv) to the amount of monthly rent and additional rent due hereunder as of the date of the certificate, the date to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent; (v) Tenant has accepted the Premises and is conducting its business therein (if such is the case); and (vi) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied on by any prospective purchaser, mortgagee or lessor of the Premises or any part thereof.

                                   SECTION 21

                                 QUIET ENJOYMENT

         21.01 Landlord agrees that at all times when Tenant is not in default under the provisions and during the Term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Landlord or any person claiming by, through, or under Landlord.

                                   SECTION 22

                                  HOLDING OVER

         22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the rental for each month will be one hundred fifty (150%) percent of the regular monthly installments of rental payable the last month during the term of this Lease. This provision shall not preclude Landlord from recovering immediate possession of the Premises and any and all damages Landlord may incur as a result of Tenant's failure to timely deliver possession of the Premises to Landlord.

                                   SECTION 23

                              WAIVER OF SUBROGATION

         23.01 Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against under fire or other extended coverage casualty insurance carried by the parties hereto and in force at the time of any such loss or damage;

provided, however, that this release shall be applicable only with respect to loss or damage occurring during such time as the releasor's policies of insurance contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that they will request their insurance carriers to include in their policies such a clause or endorsement, and will include such clause if available at reasonable cost.

                                   SECTION 24

                             RIGHT TO SHOW PREMISES

         24.01 For a period commencing nine (9) months prior to the termination of the Term of this Lease, or upon an Event of Default under this Lease by Tenant as defined in Section 17.01 herein and for so long as Tenant is in default under the Lease, Landlord may show the Premises and may display about the Premises signs advertising the availability of the Premises.

                                   SECTION 25

                                SECURITY DEPOSIT

         25.01 Deleted.

                                   SECTION 26

                                 INDEMNIFICATION

         26.01 Tenant at its expense will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors, harmless from any loss, theft, damage, claim of damage, liability or expenses, (including reasonable attorney fees) to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any event on or relating to the Premises, whatever the cause; provided, however, that nothing herein shall be construed to require the Tenant to indemnify Landlord against the sole negligence of Landlord, or its employees or agents. Such obligations of Tenant shall survive termination of this Lease.

         26.02 Subsequent to the Commencement Date of this Lease, Landlord at its expense will defend, indemnify and save Tenant, its licensees, servants, agents, employees and contractors, harmless from any damage, liability or expenses arising out of or in connection any physical damage done to the Premises by Landlord, its licensees, servants, agents, employees or contractors; provided, however, that nothing herein shall be construed to require the Landlord to indemnify Tenant against the negligence of Tenant, or its employees, contractors, licensees, servants or agents. Such obligations of Landlord shall survive termination of this Lease.

                                   SECTION 27

                  DEFINITION OF LANDLORD; LANDLORD'S LIABILITY

         27.01 The term "Landlord" as used in this Lease so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned is limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in the case of any subsequent transfers or conveyances the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, provided that such transferee agrees to perform Landlord's obligations hereunder.

         27.02 If Landlord fails to perform any provision of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant recovers a money judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from the Premises, and neither Landlord nor any shareholder, officer, director or partner thereof shall be personally liable for any deficiency or in any other manner hereunder.

                                   SECTION 28

                                ENTIRE AGREEMENT

         28.01 This Lease and the Exhibits attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, stipulations, promises, conditions or understandings either oral or written, between them other than set forth herein or therein.

                                   SECTION 29

                                     GENERAL

         29.01 If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any service required by Landlord under the provisions of this Lease, or Landlord is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or, except as otherwise expressly provided herein, entitle Tenant to any abatement or diminution of rental or other charges due hereunder or otherwise relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

         29.02 This Lease is being entered into and executed in the State of Michigan, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Michigan.

         29.03 Tenant shall not commit or suffer to be committed any waste upon the Premises or allow any act to occur at the Premises which would constitute a nuisance.

         29.04 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity, or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

         29.05 Neither party shall record this Lease or any portion thereof. Tenant may prepare and Landlord will execute, a Memorandum of Lease in substantially the form attached hereto as Exhibit C, and Tenant may record same at Tenant's expense.

         29.06 Section headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses contained herein.

         29.07 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

         29.08 All provisions of this Lease are and will be binding on the successors and permitted assigns of Landlord and Tenant.

         29.09 Time shall be and is of the essence in this Lease and with respect to the performance of all obligations of Landlord and Tenant hereunder.

         29.10 Tenant, and each person executing this Lease on behalf of Tenant, hereby warrant and represent to Landlord that Tenant is validly organized and existing and authorized to do business under the laws of the State of Michigan, that the Tenant has full power and lawful authority to enter into this Lease, and that the execution of this Lease by such individuals is legally binding in accordance with the terms hereof.

         29.11 Landlord, and each person executing this Lease on behalf of Landlord, hereby warrant and represent to Tenant that Landlord is validly organized and existing and authorized to do business under the law of the State of Michigan, that Landlord has full power and lawful authority to enter into this Lease, and that the execution of this Lease by such individual is legally binding in accordance with the terms and conditions hereof.

         29.12 In case any provision of this Lease or any agreement or instrument executed in connection herewith shall be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby. This Lease shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.

         29.13 At Landlord's request, but no more frequently than once every twelve (12) months, Tenant shall timely submit to Landlord and Landlord's lender the Tenant's annual financial statements, including balance sheet and profit and loss statements, audit reports, budgets and such information as may reasonably be requested from time to time by Landlord or Landlord's lender; said financial statements shall be prepared by a certified public accountant in accordance with generally accepted accounting principles, consistently applied.

         29.14 Tenant shall not take any action to terminate, rescind or void this Lease solely as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.

                                   SECTION 30

30.01

Exhibit A   Legal Description

Exhibit B   Landlord's Repairs and Improvements

Exhibit C   Form of Memorandum of Lease

         IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease as of the date and year first above written.

WITNESSES:                             LANDLORD:
                                       TECHNICAL PROPERTIES, L.L.C.

___________________________             _________________________________
                                       By: ______________________________
                                       Its: _____________________________

                                       TENANT:
                                       ASSET ACCEPTANCE CORP.

___________________________            ___________________________________
                                       By: _______________________________
                                       Its:_______________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Real property situated in the City of Warren, Macomb County, Michigan described as:

Lots 20 and 21, Denton Industrial Subdivision, according to the plat thereof recorded at Liber 78, page 24 of Plats, Macomb County Records.

Commonly known as: 7177 Miller Road
Tax ID No. 13-04-427-009

                               MEMORANDUM OF LEASE

         THIS MEMORANDUM OF LEASE, dated ______________________, 200__ between TECHNICAL PROPERTIES, L.L.C., a Michigan limited liability company, as lessor ("Landlord"), whose address is 39300 West Twelve Mile Road, Suite 200, Farmington Hills, MI 48331 and ASSET ACCEPTANCE CORPORATION, a Nevada corporation, as lessee ("Tenant"), with a principal business address of 6985 Miller Road, Warren, MI 48092.

                                   WITNESSETH:

         In consideration of the rents, covenants and conditions more particularly set forth in a certain unrecorded lease between Landlord and Tenant dated __________________, 200__ ("Lease"), which Lease is incorporated herein by reference, Landlord and Tenant represent as follows:

         1. Landlord has leased to Tenant certain premises, consisting of land described in Exhibit A attached hereto and the building and related improvements to be constructed thereon, located in the City of Warren, Macomb County, Michigan.

         2. The term of the Lease is to commence on or about February 1, 2002 and continues until August 31, 2004, unless the option to renew the Lease for an additional five (5) year period is validly exercised, in which case the Lease will continue until August 31, 2009.

         This Memorandum is intended solely to give notice of the Lease and is not a complete summary of terms and conditions thereof. Provisions in this Memorandum shall not be used in interpreting provisions in the Lease. In the event of conflict between this Memorandum and the Lease, the Lease shall control.

WITNESS:                                    LANDLORD:
                                            TECHNICAL PROPERTIES, L.L.C.
__________________________

                                            ______________________________
___________________________                 By: J. Bennett Donaldson, Jr.
                                            Its: Manager

WITNESS:                                     TENANT:
                                             ASSET ACCEPTANCE CORPORATION

___________________________

                                                 _________________________
__________________________                       By: _____________________
                                                 Its:_____________________

STATE OF MICHIGAN)
                 ) ss
COUNTY OF _______)

         The foregoing instrument was acknowledged before me this _____ day of ____________, 200__, by J. Bennett Donaldson, Jr., Manager of Technical Properties, L.L.C., on behalf of the Company.

                                         ______________________________________
                                         ________________________, Notary Public
                                         ______________________ County, Michigan
                                         My Commission Expires: _______________

STATE OF MICHIGAN)
                 ) ss
COUNTY OF _______)

         The foregoing instrument was acknowledged before me this _____ day of ___________, 200__, by _______________________ the _________________________ of
Asset Acceptance Corporation, on behalf of the Corporation.

                                        ________________________________________
                                        _________________________, Notary Public
                                        ______________________ County, Michigan
                                        My Commission Expires: _________________

Drafted by and When Recorded Return To:
William M. Nance
Heritier Nance & Sheridan, P.C.
5800 Crooks Road, Suite 180
Troy, MI 48098

                                   EXHIBIT B


                      LANDLORD'S REPAIRS AND IMPROVEMENTS




VIA FACSIMILE EMAIL & U.S. MAIL
-------------------------------


December 10, 2001


Mr. Daniel Labes
Grubb & Ellis
200 Town Center
Suite 500
Southfield, Michigan 48075


RE:  Site Inspection 7177 Miller Drive Warren MI 48092


Dear Dan,

You are in receipt of a request for proposal (''RFP'') from me regarding the above-referenced transaction dated November 21, 2001. The RFP requested a seventy five thousand dollar ($75,000.00) Tenant Improvement Allowance in
Section 10. Your client has requested a list of concerns from my client regarding tenant improvements rather than an allowance. We have had an opportunity to complete our inspection of the building including the HVAC system. Additionally, we are including as an attachment the necessary construction to meet the specific needs of Asset Acceptance Corp.

Our concerns are the following:

        1) The integrity of the pipe that runs below the parking lot between the building seems to be in question. Specifically, there is water in the pump, which needs to be cleaned out. Additionally, we were unable to test the entrance of the pipe at 7177 Miller Drive. We are in receipt of an estimate of $8,500 to correct the problem. (Copy attached.)

        2) The south rooftop unit was replaced in 1996 and seems to be in good working order with the exception of some dirty filters. However, the north rooftop unit is in excess of sixteen years old and needs considerable work. Please see report from All Suburban Heating and Cooling dated November 28, 2001. (Copy attached.)

        3) Approximately 400 2' x 4' florescent light fixtures using 4 bulbs in each fixture. Needs either bulb replacement and or ballasts.

        4) Ceiling tiles of approximately 100, need replacement do to either water stain or damaged.

        5) At the interior window there appears to be water damage to the drywell area that meets the windowsill. See photo.

 6) There are numerous areas to the walls that need drywall repair and painting. Some areas have severe stains and may need a kills applied prior to a finish coat of paint. See photo.

 7) The mechanical rooms will need ceiling tiles installed and abandoned wires, equipment removed prior to receiving occupancy certificate. See photo.

 8) The exit lights and emergency lights need to be brought to a good working order. Code issues may require some additional emergency lights. See photo.

 9) The fire suppression system does not appear to have been maintained with inspections and testing based on the tag at the riser in the mechanical room.

10) The irrigation system does not appear to have been winterized. It does not appear that it was utilized this season. See photo.

11) At the front entrance, off the parking lot, a crack and shifting of the concrete walkway needs attention. This also is the handicap ramp entrance. See photo.

12) There is one two headed light pole at the entrance to the parking lot. We were not able to determine if it was in good working order. This is the only light that would light the front walkway and parking lot at night. The recessed light fixtures at the front entrance will light the immediate doorway however there may be a deficiency coming off the face of the building itself into the parking lot. Also the light fixtures that were on the South and North ends could not be tested.

13) Where the sidewalk meets the brick of the building there is a shift of the concrete. The result is an area about 1" to 2" that allows water to drain. This could be a concern due to our weather change especially a freeze thaw scenario. See photo.

14) All the exterior windows and doorways have lost the integrity of caulk and or seal. See photo.

15) The exterior of the property over all needs a clean up with special attention given to the dumpster enclosure and along the fenced areas. See photo.

16)  The brick on the building in numerous areas needs tuck-pointing. See photo.

17) The coping on the building at roof height in areas has lost its integrity and needs to be replaced or repaired.

18) It appears there are 3 catch basins on the property. At least one needs to be vacuumed out. At that point we would recommend all be done.

19) Additionally, because there will be some demolition to the existing conditions, the carpet needs to be replaced throughout. Our building standard is Triad Brittany #7073-05 (26 oz.)

I am confident that the attached list of concerns along with the request for proposal submitted on November 21, 2001 provides you with enough information to draft a proposal to lease. As you are aware, we are prepared to take occupancy as soon as the work is completed with the lease term through August 31, 2004, which is continuous with our existing leases with the two other buildings that we occupy on Miller road. If you have any questions regarding the attached, kindly feel free to contact me at (248) 949-4185.

Sincerely,

SIGNATURE ASSOCIATES, INC.-ONCOR INTERNATIONAL


Salvatore A. Munaco
Associate Broker/Principal

SAM/jjk

Attachments


CC:  Mark Redman
     Paul Saad